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                                                                  Exhibit 3.1(c)

                          CERTIFICATE OF DESIGNATION OF
                       SERIES A 12% CUMULATIVE CONVERTIBLE
                      ACCRUING PAY-IN-KIND PREFERRED STOCK
                                       OF
                        UNIVERSAL HOSPITAL SERVICES, INC.

         1. Designation. The Preferred Stock of Universal Hospital Services, Inc. (the "Company") created and authorized for issuance hereby shall be designated as "Series A 12% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock created and authorized for issuance hereby will, in the aggregate, consist of 25,000 shares of Series A Preferred Stock.

         2. Priority. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank: (a) on parity with any other series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank on parity with the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (any and all of such series of Preferred Stock to which the Series A Preferred Stock ranks on parity being collectively referred to herein as "Parity Securities"); (b) junior to any other series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Series A Preferred Stock with respect to dividend rights or rights on liquidation, winding up or dissolution (any and all of such series of Preferred Stock to which the Series A Preferred Stock ranks junior being collectively referred to herein as "Senior Securities"); and (c) senior to the Common Stock, $.01 par value per share, of the Company (the "Common Stock") and, subject to clauses (a) and (b) hereof, any other equity securities of the Company (all of such equity securities of the Company to which the Series A Preferred Stock ranks senior, including without limitation the Common Stock, being collectively referred to herein as "Junior Securities"). Notwithstanding the foregoing and in addition to any requirements of applicable law, the Company shall neither (i) establish, create, authorize or issue any shares of Parity Securities or Senior Securities nor (ii) amend the Amended and Restated Articles of Incorporation, as amended, in a manner which adversely affects the rights of the holders of the Series A Preferred Stock, in either case without the approval of the holders representing a majority of the shares of Series A Preferred Stock then issued and outstanding.

         3. Dividends.

         (a) Entitlement; Accrual; Payment. Holders of shares of Series A Preferred Stock shall be entitled to receive out of funds legally available therefor ("Legally Available Funds"), cumulative dividends at an annual rate of 12%, payable with respect to periods ending on December 31 of each year and on
(i) the Mandatory Redemption Date (as defined below), (ii) each Optional Redemption Date (as defined below) and (iii) the Liquidation Date (as defined below), or with respect to such other or interim periods, if any, ending on such dates as
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determined by the Board of Directors (each of such dates being a "Dividend
Accrual Date"), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable with respect to a period ending on the next date that is not a Saturday, Sunday or legal holiday (a "Business Day"). Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, on a daily basis from the first day of the period with respect to which such dividend may be payable as provided herein; PROVIDED, HOWEVER, that with respect to the first Dividend Accrual Date following the issuance of shares of Series A Preferred Stock, such dividend shall accrue from the date of issuance of such shares. All accrued but unpaid dividends shall be compounded annually at a rate of 12%. Dividends payable with respect to any dividend period of more or less than one year shall be computed on the basis of a 360-day year and the actual number of days elapsed in that period. All dividends hereunder shall be paid only in shares of Series A Preferred Stock or such other shares of Preferred Stock of the Company having the same rights and preferences as those contained herein with respect to the Series A Preferred Stock, as designated by the Board of Directors (such shares being referred to herein as the "Equivalent Securities"). Dividends shall be payable to holders of shares of Series A Preferred Stock only upon, redemption of such shares pursuant to Section 5 on the Mandatory Redemption Date or applicable Optional Redemption Date or on such other date as the Board of Directors may from time to time declare (such date, as it relates to the payment of dividends, is referred to herein as the "Dividend Payment Date"). No dividend shall be declared or paid on shares of Series A Preferred Stock if the declaration or payment thereof would violate the terms or provisions of any instrument governing indebtedness of the Company.

         (b) Issuance of Dividend Shares. All dividends paid in additional shares of Series A Preferred Stock or Equivalent Securities shall be deemed issued on the applicable Dividend Payment Date and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges.

         (c) No Cash or Other Additional Dividends. No cash dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company, and holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

         (d) Priority With Respect to Senior and Parity Securities. If at any time the Company shall have failed to pay all dividends which have accrued on any outstanding shares of Senior Securities or Parity Securities at the times such dividends are payable, unless otherwise provided in the terms of the Senior Securities or the Parity Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of Series A Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends then payable on all outstanding shares of such Senior Securities and Parity Securities shall have been declared, paid or set apart for payment, respectively, without interest; PROVIDED, HOWEVER, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of Series A Preferred Stock and any outstanding shares of any Parity Securities, dividends may be declared, paid or set apart for

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payment, without interest, pro rata on shares of Series A Preferred Stock and shares of such Parity Securities so that the amounts of any dividends declared, paid or set apart for payment on shares of Series A Preferred Stock and shares of such Parity Securities shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on shares of Series A Preferred Stock and shares of such Parity Securities bear to each other. Notwithstanding anything herein to the contrary, no cash dividends may be paid on shares of Parity Securities pursuant to the proviso in the preceding sentence. Any dividend not paid pursuant to Section 3(a) or this Section 3(d) shall be fully cumulative and shall accrue (whether or not declared), without interest and otherwise as set forth in Section 3(a).

         (e) Priority With Respect to Junior Securities. (i) Holders of shares of Series A Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) in preference to and in priority over any dividends upon any of the Junior Securities.

         (ii) So long as any shares of Series A Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment any money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect and to the holders thereof, either directly or indirectly, whether in cash, obligations or shares of the Company or other property (other than ' distributions or dividends payable solely in the same Junior Securities), and shall not permit any company or other entity directly or indirectly controlled by the Company to purchase or redeem any of the junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Series A Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including without limitation those not paid pursuant to the terms and conditions of Section 3(d) hereof) shall have been paid.

         (iii) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Series A Preferred Stock shall not be entitled to share in any such dividends, distributions or proceeds.

         4. Liquidation Preference.

         (a) Payment of Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the

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Company available for distribution to its shareholders an amount in cash equal to $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (calculated on the basis of $1,000 per dividend share) to and including the date fixed for liquidation (the "Liquidation Date"), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; PROVIDED, HOWEVER, that the holders of outstanding shares of Series A Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. No full preferential payment on account of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to holders of Series A Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Series A Preferred Stock and such shares of Parity Securities if all amounts payable thereon were paid in full.

         (b) Other Transactions Deemed a Liquidation. For the purposes of this
Section 4, (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company or (ii) the consolidation or merger of the Company with one or more other companies or entities shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         5. Redemption.

         (a) Mandatory Redemption. All of the shares of Series A Preferred Stock are subject to mandatory redemption by the Company, at a per share redemption price equal to $1,000 per share plus an amount in cash equal to all dividends on that share declared pursuant to paragraph (b) of this Section 5 (calculated on the basis of $1,000 per dividends share) (the "Mandatory Redemption Price") on or effective as of August 17, 2008 (the "Mandatory Redemption Date").

         (b) Optional Redemption. To the extent permitted by law and the terms or provisions of other agreements or instruments for or with respect to capital stock or indebtedness of the Company, to which the Company is, or may become, a party or subject (including without limitation any indentures or certificates designating additional series of the Preferred Stock), the outstanding shares of Series A Preferred Stock shall be redeemable, in whole at any time or from time to time in part, out of Legally Available Funds, at the option of the Company. Immediately prior to authorizing or making any such redemption with respect to the Series A Preferred Stock (and in no event later than the Mandatory Redemption Date or the Optional Redemption Date), the Company, by resolution of its Board of Directors, shall declare a dividend on the Series A

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Preferred Stock to be redeemed, which shall be in an amount equal to any accrued and unpaid dividends on such Series A Preferred Stock, to and including the Optional Redemption Date. Redemptions shall be made on the date specified in the Redemption Notice (as defined in paragraph (c) of this Section 5) (the "Optional Redemption Date"), upon giving notice as provided in Section 5(c), at a per share redemption price of $1,060 plus an amount in cash equal to all dividends on that share declared pursuant to the preceding sentence (calculated on the basis of $1,060 per dividend share) (the "Optional Redemption Price and together with the Mandatory Redemption Price, the "Redemption Price").

         (c) Redemption Notice. The Company shall deliver a notice of each redemption by first-class mail, postage prepaid, mailed not less than 5 calendar days following the effective date thereof, to each holder of record of shares of Series A Preferred Stock, at such holder's address as the same appears on the stock books of the Company's transfer agent (the "Redemption Notice"). The Redemption Notice shall state: (i) the effective date of the redemption and the Mandatory Redemption Date or the Optional Redemption Date (which shall be no less than 15 nor more than 30 calendar days following the mailing of the Redemption Notice); (ii) the Redemption Price for the Series A Preferred Stock to be redeemed; (iii) the accrued but unpaid dividends due on each share (and all shares) of Series A Preferred Stock held by such holder as of the Mandatory Redemption Date or the Optional Redemption Date; (iv) the place or places where, and the procedures pursuant to which, certificates for such shares are to be presented and surrendered for payment of the Redemption Price; (v) that payment of the Redemption Price will be made upon proper presentation and surrender of such certificates for shares of Series A Preferred Stock; (vi) that, as applicable, (A) dividends shall cease to accrue on any outstanding shares of Series A Preferred Stock following the Mandatory Redemption Date or (B) unless the Company defaults in the payment of the Redemption Price for the shares being redeemed, dividends on the shares to be redeemed shall cease to accrue following such Optional Redemption Date; (vii) the aggregate number of shares of Series A Preferred Stock being redeemed and, if a partial redemption, the method (E.G., PRO RATA, by lot, etc.) by which shares have been selected by the Company for redemption; (viii) in the case of a redemption pursuant to paragraph (b) of this
Section 5, that any shares of Series A Preferred Stock not redeemed will continue to accrue dividends in accordance with the terms of Section 3; (ix) as applicable, that holders whose shares are being redeemed only in part will be issued new certificates representing shares not redeemed by the Company; and (x) that accrued and unpaid dividends up to and including the Mandatory Redemption Date or such Optional Redemption Date, as applicable, will be paid to holders as part of the Redemption Price in respect of shares redeemed by the Company in accordance with the terms set forth herein.

         (d) Redemption Effects and Procedures. (i) The Redemption Notices having been mailed in accordance with paragraph (c) of this Section 5, on and after the Mandatory Redemption Date or Optional Redemption Date, as applicable, unless the Company shall be in default in providing money for the payment of the Redemption Price for the shares being redeemed, (x) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall no longer be deemed to be outstanding and shall have

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the status of authorized but unissued shares of Series A Preferred Stock, and
(z) all rights of the holders thereof as holders of those redeemed shares of Series A Preferred Stock (except the right to receive from the Company the Redemption Price, without interest thereon, upon presentation and surrender of the certificates evidencing such shares) shall cease. The Company's obligation to pay the Redemption Price with respect to any redemption hereunder shall be deemed fulfilled if, on or before the Optional Redemption Date, the Company shall deposit with a bank or trust company having both (A) an office or agency either in the Borough of Manhattan, City of New York or in the City of Boston and (B) capital and surplus of at least $500,000,000 an amount equal to the Redemption Price in respect of all shares so redeemed by the Company, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any funds so deposited and unclaimed at the end of three years from the Mandatory Redemption Date or such Optional Redemption Date as applicable, shall be released or repaid to the Company, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Company for payment of the Redemption Price. Any interest accrued on such funds shall be paid to the Company from time to time.

         (ii) Upon proper presentation and surrender in accordance with the Redemption Notice of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Company at the Redemption Price. In the event of a partial redemption of the Series A Preferred Stock, shares to be redeemed shall be selected by the Company PRO RATA or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, the Company's transfer agent for the Series A Preferred Stock shall promptly mail to each holder or in accordance with such holder's instructions, if any, a certificate representing shares represented by the surrendered certificate but not redeemed.

         (iii) Notwithstanding the delivery by the Company of a Redemption Notice in accordance with paragraph (c) of this Section 5, if any holder of Series A Preferred Stock shall, prior to the close of business on the second Business Day preceding the Mandatory Redemption Date or any Optional Redemption Date, give written notice to the Company of such holder's election to convert, pursuant to Section 7, any or all of the shares held by such holder to be redeemed (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the conversion of such shares which would otherwise have been redeemed shall become effective as provided in Section 7 hereof.

         (e) Election Irrevocable. The election by the Company to redeem shares of Series A Preferred Stock pursuant to paragraph (b) of this Section 5 shall become irrevocable upon delivery of the Redemption Notice to the holders of Series A Preferred Stock.


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         (f) Possibility of Issuer Tender Offer. If the Company at any time were to have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the redemption option of the Company in respect of the Series A Preferred Stock pursuant to this Section 5 might be deemed to constitute an "issuer tender offer" as defined in Rule 13e-4 under the Exchange Act, and in such event, such redemption transaction may be subject to the requirements of Rule 13e-4, including the filing of an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission and the furnishing of certain information contained therein to the holders of Series A Preferred Stock. In such event, the Company will comply with all appropriate rules and regulations applicable to "issuer tender offers" at such time and will inform the holders of Series A Preferred Stock of their rights thereunder. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of shares pursuant to this Section 5.

         6. Voting Rights.

         (a) General. Except as herein provided or as otherwise required by law, holders of Series A Preferred Stock shall be entitled to the same voting rights as, and shall vote together as one class with, holders of Common Stock, with each holder of shares of Series A Preferred Stock having such voting rights as are attributable to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible in accordance with Section 7 hereof as of the date of such vote.

         (b) Class Vote. In addition to any matters requiring a separate vote of the Series A Preferred Stock as a single class under applicable law, the approval of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, voting as a class, shall be required as set forth in
Section 2 hereof with respect to the priority and rights of the Series A Preferred Stock hereunder and under the Company's Amended and Restated Articles of Incorporation, as amended.

         (c) Quorum. At each meeting of shareholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of at least 50% of the shares of Series A Preferred Stock outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. In the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.


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7.   Conversion Rights.

         (a) Exercisability. Subject to the terms and conditions of Section 5(d)(iii) and this Section 7, each share of Series A Preferred Stock may be converted, at the option of the holder, into the number of fully paid, nonassessable shares of Common Stock determined pursuant to paragraph (b) of this Section 7.

         (b) Terms of Conversion. The number of shares of Common Stock issuable upon conversion of each share of the Series A Preferred Stock shall be determined by dividing $1,000 by the Conversion Price (as defined below) in effect on the date of conversion (calculated as to each conversion to the nearest one ten-thousandth (1/10,000) of a share). The "Conversion Price" shall initially equal $2.79; PROVIDED, HOWEVER, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 7 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 7.

         (c) Treatment of Dividends Upon Conversion. No payment or adjustment shall be made upon conversion of the Series A Preferred Stock with respect to dividends accrued on the Series A Preferred Stock through the date of conversion.

         (d) Conversion Procedures. Upon presentation and surrender to the Company, at the office of the transfer agent or at such other place or places, if any, as the Board of Directors may determine, by a holder of Series A Preferred Stock of certificates, duly endorsed to the Company or in blank, representing shares of Series A Preferred Stock to be converted, together with written instructions to the Company requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares of Com mon Stock are to be issued, (i) the Company shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender, and (ii) the Company's transfer agent for the Common Stock shall promptly mail or otherwise deliver to each such holder or in accordance with such holder's instructions, if any, one or more certificates representing such shares of Common Stock. Upon surrender of a certificate representing shares of Series A Preferred Stock to be converted in part, in addition to the foregoing, the Company shall also issue to such holder a new certificate representing any unconverted shares of Series A Preferred Stock represented by the certificate surrendered for conversion.

         (e) Adjustment of Conversion Price. The Conversion Price in effect at any time shall be adjusted as follows:

                  (i) In the event that the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (issue by reclassification of its Common Stock any other shares capital stock of the Company, then in each such case,

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         the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock the Company which it would have owned or been entitled to receive immediately following such action had such shares of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(e)(i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. In any case in which this
         Section 7(e)(i) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. If, as a result of an adjustment made pursuant to this Section 7(e)(i), the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (ii) Except as provided in paragraph (e)(i) of this Section 7, in the event that the Company shall issue or sell any shares of Common Stock, and the price at which such shares Common Stock are issued or sold is less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price then in effect shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, (B) the number of shares of convertible Preferred Stock outstanding immediately prior to such issuance or sale (calculated on an "as-if converted" basis), (C) the number of shares of Common Stock issuable upon the exercise of options or warrants to purchase shares of Common Stock which are outstanding and exercisable (at an exercise price which is less than or equal to the then current Conversion Price) immediately prior to such issuance or sale and (D) the number of shares of Common Stock that the aggregate proceeds to the Company from such issuance or sale would purchase at the Conversion Price in effect immediately prior to such issuance or sale, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, (2) the number of shares of convertible Preferred Stock outstanding immediately prior to such issuance or sale (calculated on an "as-if converted" basis),
         (3) the number of shares of Common Stock issuable upon the exercise of options or warrants to purchase shares of Common Stock which are outstanding and exercisable (at an exercise price which is less than or equal to

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         the then current Conversion Price) immediately prior to such issuance or sale and (4) the number additional shares of Common Stock actually sold or issued.

                  (iii) In the event that the Company shall issue or any rights, warrants or options to subscribe for or purchase Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock, with an exercise, conversion or exchange price which is less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price then in effect shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately price such issuance or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale,
         (B) the number shares of convertible Preferred Stock outstanding immediately prior to such sale or issuance (calculated on an "as-if converted" basis), (C) the number of shares of Common Stock issuable up the exercise of options or warrants to purchase shares of Common Stock which are outstanding and exercisable (at an exercise price which is less than or equal to the then current Conversion Price) immediately prior to such issuance or sale and (D) the number shares of Common Stock that the aggregate proceeds to the Company from the exercise or conversion of such rights, warrants, options or convertible securities would purchase at the Conversion Price in effect immediately prior to such issuance or sale, and denominator of which shalt be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, (2) the number of shares of convertible Preferred Stock outstanding immediately prior to such issuance or sale (calculated on an "as-if converted" basis), (3) the number of shares of Common Stock issuable upon the exercise of options or warrants to purchase shares of Common Stock which are outstanding and exercisable (at an exercise price which is less than or equal to the then current Conversion Price) immediately prior to such issuance or sale and (4) the number of additional shares of Common Stock actually offered for purchase pursuant to such rights, warrants, options or convertible securities.

         (f) No Adjustment Required. Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price by reason of
(i) the issuance of Common Stock or options to purchase, or securities convertible into, Common Stock to employees, directors or consultants of the Company pursuant to employee benefit plans or otherwise or the issuance of Common Stock upon the conversion, exercise or exchange thereof, (ii) the issuance of Common Stock upon the conversion, exercise or exchange of options to purchase, or securities convertible into, Common Stock that are issued and outstanding on the date a certificate of designations setting forth this resolution is filed with the Secretary of State of the State of Minnesota, (iii) the issuance of Common Stock upon the exercise of options issued under the Universal Hospital Services, Inc. 1998 Stock Option Plan, (iv) the issuance of Common Stock upon the conversion of the Series A Preferred Stock, (v) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (vi) the issuance or sale of rights, warrants or options in connection with the issuance and sale by the

Company of Preferred Stock or debt and the issuance of Common Stock upon the exercise of such rights, warrants or options so issued or sold or, (vii) the issuance of Common Stock upon the exercise, conversion or exchange of rights, warrants, options or convertible or exchangeable securities of the Company where the Conversion Price had previously been adjusted pursuant to this Section 7 upon the initial issuance of such rights, warrants, options or convertible securities. In addition, no adjustment in the Conversion Price need be made (A) unless the adjustment pursuant to this Section 7 would require an increase or decrease of at least 1% in the Conversion Price and (B) for a change in the par value of the Common Stock.

         (g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Series A Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

         (h) Consolidation; Merger; Asset Sale or Transfer; Share Exchange. In case of any consolidation or merger of the Company with any other entity (other than a wholly owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share conversion or exchange pursuant to which all of the outstanding shares of Common Stock are converted into or exchanged for other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that holders of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities or property receivable upon such consolidation, merger, sale, transfer or share conversion or exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share conversion or exchange. If, in connection with any such consolidation, merger, sale, transfer or share conversion or exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series A Preferred Stock the right to elect to receive the securities, cash or other assets into which the Series A Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to securities received by any holder of Series A Preferred Stock in any such transaction as to successive consolidations, mergers, sales, transfers or share conversion or exchanges.

         (i) Reservation, Fully Paid Nature and Listing of Shares. The Company shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid shares of such Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series A Preferred Stock will, upon issue, be fully paid and nonassessable by the Company and free from all documentary, stamp or similar issue or transfer taxes (as described in Section
9), liens and charges with respect to the issue thereof. The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Series A Preferred Stock.

         (j) Value of Non-Cash Consideration. When calculating any adjustment to the Conversion Price pursuant to paragraph (e)(ii) of this Section 7, the value of any non-cash consideration received by the Company as proceeds upon the issuance of its securities shall be determined exclusively by the Board of Directors, which determination shall be final and binding on the holders of Series A Preferred Stock.

         8. Limitation and Rights Upon Insolvency. Notwithstanding any other provision herein, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Series A Preferred Stock at a time when immediately after making such payment the Company is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Company to make any such payment shall not be extinguished in the event that the foregoing limitation applies.

         9. Transfer or Similar Taxes on Shares Issued. The issue and delivery of stock certificates in connection with redemptions and on conversions of Series A Preferred Stock shall be made without charge to the holder of Series A Preferred Stock so redeemed or converted for, and the Company shall pay, any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue of stock and delivery of stock certificates (in connection with any redemption or conversion) in any name other than that of the holder of the Series A Preferred Stock so redeemed or converted, and the Company shall not be required to issue any such stock or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         10. Shares to Be Retired. Any share of Series A Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Series A Preferred Stock or shares of Preferred Stock of one or more other series.

         11. Record Holders. The Company and the Company's transfer agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Company's transfer agent shall be affected by any notice to the contrary.

         12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice, if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof), with postage prepaid, addressed: (a) if to the Company, to the attention of its corporate secretary or to an agent of the Company designated as permitted by the Company's Amended and Restated Articles of Incorporation, as amended; (b) if to any holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of the Company's transfer agent); or (c) to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.



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